Exhibit 10.1
SUBSCRIPTION AGREEMENT

CrowdGather, Inc.
20300 Ventura Blvd. Suite 330
Woodland Hills, CA 91364

Gentlemen:

1. Subscription. On the terms and subject to the conditions of this Subscription Agreement (“Subscription Agreement”), _________________________ (“Investor”) hereby subscribes for _________________ (___________) shares of $.001 par value Series A Preferred Stock (“Shares”) of CrowdGather, Inc., a Nevada corporation (“Company”), at a purchase price of ___________________ ($_________), or $1.00 per share (“Per Share Price”). In connection with the Shares being issued pursuant to the Subscription Agreement, the Investor shall receive _____________________  (_________) warrants which will provide to the Investor the right to purchase _____________________  (___________) shares of the Company’s $.001 par value common stock (“Common Stock”) at a purchase price of $0.95 per share and which warrants shall expire three years from the date that the Company accepts the subscription contemplated by the provisions of this Subscription Agreement. The Warrant Agreement attached hereto as Exhibit A.

2.           Representations and Warranties.  In order to induce the Company to accept this subscription, the Investor hereby represents and warrants to, and covenants with, the Company as follows:

(a)           The Investor has received and carefully reviewed such information and documentation relating to the Company that the Investor has requested, including without limitation, the Company’s filings with the U.S. Securities and Exchange Commission;

(b)           The Investor has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and terms and conditions of his or her proposed investment in the Company, and all such questions, if any, have been answered to the full satisfaction of the Investor, The Investor confirms that he has obtained sufficient information, in his judgment to evaluate the merits and risks of this investment. The Investor confirms that he has had the opportunity to obtain such independent legal and tax advice and financial planning services as the Investor has deemed appropriate prior to making a decision to subscribe for the Shares. In making a decision to purchase the Shares, the Investor has relied exclusively upon his experience and judgment, if any, upon such independent investigations as he, or they, deemed appropriate, and upon information provided by the Company in writing or found in the books, records, or documents of the Company;

(c)           The Investor has such knowledge and expertise in financial and business matters that the Investor is capable of evaluating the merits and risks involved in an investment in the Shares;

(d)           The Investor understands that the Company has determined that the exemption from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), provided by Regulation S with respect to non U.S. purchasers is applicable to the offer and sale of the Shares, based, in part, upon the representations, warranties and agreements made by the Investor herein;

(e)           Except as set forth herein, no representations or warranties have been made to the Investor by the Company or any agent, employee or affiliate of the Company and in entering into this transaction the Investor is not relying upon any information, other than the results of independent investigation by the Investor;

(f)           The Investor is aware that an investment in the Company is highly speculative and subject to substantial risks. The Investor acknowledges that it has been called to his or her attention by those persons with whom the Investor has dealt in connection with his or her proposed investment in the Company, that the Company has a limited operating history with limited revenues and the Company may never have any significant revenues or earnings, and that the Investor’s proposed investment in the Company involves significant risks which may result in the loss of that investment, or a portion thereof. The Investor is capable of bearing the high degree of economic risk and burdens of this venture, including, but not limited to, the possibility of a complete loss, the lack of a sustained and orderly public market, and limited transferability of the Shares, which may make the liquidation of this investment impossible for the indefinite future;

(g)           The Investor has full power and authority to execute and deliver this Subscription Agreement and to perform the obligations of the Investor hereunder and this Subscription Agreement is a legally binding obligation of the Investor in accordance with its terms; and

(h)           Regulation S.

(i)           The Investor understands and acknowledges that (A) the Shares acquired pursuant to this Subscription Agreement have not been registered under the Securities Act and are being sold in reliance upon an exemption from registration afforded by Regulation S; and that such Shares have not been registered with any state securities commission or authority; (B)  pursuant to the requirements of Regulation S, the Shares may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation S and/or pursuant to registration under the Securities Act, or pursuant to an available exemption thereunder; and (C) other than as set forth in this Subscription Agreement between the Company and the Investor, the Company is under no obligation to register the Shares under the Securities Act or any state securities law, or to take any action to make any exemption from any such registration provisions available.

(ii)           (A) The Investor is not a U.S. person and is not acquiring the Shares for the account of any U.S. person; (B) if a corporation, it is not organized or incorporated under the laws of the United States; (C) if a corporation, no director or executive officer is a national or citizen of the United States; and (D) it is not otherwise deemed to be a “U.S. Person” within the meaning of Regulation S.

(iii)           The Investor, if not an individual, was not formed specifically for the purpose of acquiring the Shares purchased pursuant to this Subscription Agreement.

(iv)           The Investor is purchasing the Shares for its own account and risk and not for the account or benefit of a U.S. Person as defined in Regulation S and no other person has any interest in or participation in the Shares or any right, option, security interest, pledge or other interest in or to the Shares. The Investor understands, acknowledges and agrees that it must bear the economic risk of its investment in the Shares for an indefinite period of time and that prior to any such offer or sale, the Company may require, as a condition to effecting a transfer of the Shares, an opinion of counsel, acceptable to the Company, as to the registration or exemption therefrom under the Securities Act and any state securities acts, if applicable.

(v)           The Investor will, after the expiration of the restricted period, as set forth under Rule 903 of Regulation S, offer, sell, pledge or otherwise transfer the Shares only in accordance with Regulation S, or pursuant to an available exemption under the Securities Act and, in any case, in accordance with applicable state securities laws.  The transactions contemplated by this Subscription Agreement have neither been pre-arranged with a purchaser who is in the United States or who is a U.S. Person, nor are they part of a plan or scheme to evade the registration provisions of the United States federal securities laws.

(vi)           The offer leading to the sale evidenced hereby was made in an “offshore transaction.”  For purposes of Regulation S, the Investor understands that an “offshore transaction” as defined under Regulation S is any offer or sale not made to a person in the United States and either (A) at the time the buy order is originated, the purchaser is outside the United States, or the seller or any person acting on his behalf reasonably believes that the purchaser is outside the United States; or (B) for purposes of (1) Rule 903 of Regulation S, the transaction is executed in, or on or through a physical trading floor of an established foreign exchange that is located outside the United States or (2) Rule 904 of Regulation S, the transaction is executed in, on or through the facilities of a designated offshore securities market, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States.

(vii)           Neither the Investor nor any affiliate of the Investor or any person acting on its behalf, has made or is aware of any “directed selling efforts” in the United States, which is defined in Regulation S to be any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares being purchased hereby.

(viii)           The Investor understands that the Company is the seller of the Shares which are the subject of this Subscription Agreement, and that, for purpose of Regulation S, a “distributor” is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of securities offered or sold in reliance on Regulation S and that an “affiliate” is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question.  The Investor agrees that it will not, during the restricted period set forth under Rule 903 of Regulation S, act as a distributor, either directly or though any affiliate, nor shall it sell, transfer, hypothecate or otherwise convey the Shares other than to a non-U.S. Person.

(ix)           The Investor acknowledges that the Shares will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OFFERED AND SOLD IN AN “OFFSHORE TRANSACTION” IN RELIANCE UPON REGULATION S AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE TRANSFERRED OTHER THAN IN ACCORDANCE WITH REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

3. Repurchase Option.

(a)           From March 15, 2011 to April 14, 2011 (the “Repurchase Period”), the Company shall have an option (the “Repurchase Option”) to repurchase all or any portion of the Shares held by Investor at the Per Share Price; provided, however, that the Repurchase Option shall automatically terminate upon any conversion of the Shares into Common Stock pursuant to the conversion provisions specified in the Certificate of Designation of the Relative Rights and Preferences of the Series A Preferred Stock.

(b)           The Repurchase Option shall be exercised by the Company by written notice to Investor at any time during the Repurchase Period, at the Company's option, by delivery to Investor of such notice and a check in the amount of the Per Share Price multiplied by the number of Shares being repurchased (“Aggregate Repurchase Price”).  Upon delivery of such notice and payment of the Aggregate Repurchase Price, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interest therein or related thereto.

4. The Investor understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company’s execution of this Subscription Agreement where indicated.  This Subscription Agreement shall be null and void if the Company does not accept it as aforesaid.  The Investor further understands that all the offering proceeds will be placed directly in the Company’s bank account.  In the event the Company does not accept the offering proceeds, the offering will not be completed and all offering proceeds will thereafter be promptly returned to investors without interest or deduction.

5. The Investor has no right to require that the Shares be registered pursuant to the provisions of the Securities Act, or otherwise.  The Investor further acknowledges and agrees that the Company has no obligation to assist the Investor in obtaining any exemption from any registration requirements imposed by applicable law. The Investor also acknowledges and agrees that he or she shall be responsible for compliance with all conditions on transfer imposed by a securities administrator or similar person of any state, province or territory.

6. The Investor understands that the Company may, in its sole discretion, reject this subscription, in whole or in part, and/or reduce this subscription in any amount and to any extent, whether or not pro rata reductions are made of any other investor’s subscription.

7. The Investor agrees to indemnify the Company and hold it harmless from and against any and all losses, damages, liabilities, costs and expenses which it may sustain or incur in connection with the breach by the Investor of any representation, warranty or covenant made by the Investor.

8. Neither this Subscription Agreement nor any of the rights of the Investor hereunder may be transferred or assigned by the Investor.

9. Except as otherwise provided herein, this Subscription Agreement (i) may only be modified by a written instrument executed by the Investor and the Company; (ii) sets forth the entire agreement of the Investor and the Company with respect to the subject matter hereof; (iii) shall be governed by the laws of the State of Nevada applicable to contracts made and to be wholly performed therein; and (iv) shall inure to the benefit of, and be binding upon the Company and the Investor and their respective heirs, legal representatives, successors and permitted assigns.

10. Unless the context otherwise requires, all personal pronouns used in this Subscription Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders.

11. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid, as follows:  if to the Investor, to the address set forth on the signature page hereto; and if to the Company, to 20300 Ventura Blvd. Suite 330, Woodland Hills, CA 91364, Attention: President or to such other address as the Company or the Investor shall have designated to the other by like notice.

SIGNATURE PAGE

IN WITNESS WHEREOF, the Investor has executed this Subscription Agreement this ________ day of October 2010.

Number of Shares Subscribed for ________

Subscription Amount:  _______________

Organization Signature:                                                                       Individual Signature:

Signature

By:	Print Name
Name:
Title:
Additional Signature of Joint Owner

Print Name

(All Subscribers should please print information below exactly as you wish it to appear in the records of the Company)

Name	Social Security Number of Individual
or other Taxpayer I.D. Number

Address:	Address for notices if different:

Number and Street	Number and Street

City	Country	Postal Code	City	Country	Postal Code

Please check the box to indicate form of ownership (if applicable):
tenants-in-common ÿ (Both Parties must sign above)	joint tenants with right of survivorship ÿ (Both Parties must sign above)	community property ÿ (Both Parties must sign above)

ACCEPTANCE OF SUBSCRIPTION

The foregoing subscription is hereby accepted by CrowdGather, Inc. this _________ day of October 2010.

CrowdGather, Inc.

Date: October 25, 2010	By:	/s/ Sanjay Sabnani
Name: Sanjay Sabnani
Title: President